As Filed with the Securities and Exchange Commission on October 19, 2010
Registration No. 333-151807
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-1/A

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PSM HOLDINGS, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	6162	90-0332127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1112 N. Main Street
Roswell, New Mexico 88201
 (575) 624-4170
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey R. Smith, President
1112 N. Main Street
Roswell, New Mexico 88201
 (575) 624-4170
(Name, address, including zip code, and telephone number
including area code, of agents for service)

Copies to:
Ronald N. Vance, P.C.
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095
(801) 446-8802
(801) 446-8803 (fax)
_____________

II-1

EXPLANATORY NOTE

PSM Holdings, Inc. hereby files this post-effective amendment and removes 991,600 shares of common stock from registration which remained unsold at the end of the offering represented by this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roswell, New Mexico, on October 18, 2010.

PSM Holdings, Inc.

By:	/s/ Jeffrey R. Smith
Jeffrey R. Smith, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Jeffrey R., Smith Jeffrey R. Smith	Director & President (Principal Executive, Financial and Accounting Officer	October 18, 2010

/s/ Ron Hanna Ron Hanna	Chairman & Executive Vice-President	October 18, 2010

/s/ Douglas F. Smith Douglas F. Smith	Director	October 18, 2010

/s/ Matt Lamoreux Matt Lamoreux	Director	October 18, 2010

II-2